EXHIBIT 21.1

                                SUBSIDIARIES OF
                            GIANT INDUSTRIES, INC.
                           (a Delaware corporation)


                                Jurisdiction of   Names Under Which
  Subsidiary                    Incorporation     Company Does Business
  ----------                    ---------------   ---------------------
  Giant Industries
    Arizona, Inc.               Arizona           Giant Refining Company
                                                  Ciniza Pipe Line Company
                                                  Giant Transportation
                                                  Giant Service Stations
                                                  Giant Travel Center
                                                  TransWest Tank Lines
    - Giant Four Corners,
        Inc.*                   Arizona
    - Giant Mid-Continent,
        Inc.*                   Arizona
    - Phoenix Fuel Co., Inc.*   Arizona           Phoenix Fuel Company
                                                  Mesa Fuel Company
                                                  Tucson Fuel Company
                                                  Firebird Fuel Company
                                                  PFC Lubricants Company
    - DeGuelle Oil Company*     Colorado
    - Ciniza Production
        Company*                New Mexico
    - Giant Stop-N-Go of
        New Mexico, Inc.*       New Mexico
    - San Juan Refining
        Company*                New Mexico
    - Giant Pipeline Company*   New Mexico

  Giant Exploration &
    Production Company          Texas

  _______________

  *A wholly-owned subsidiary of Giant Industries Arizona, Inc.